Exhibit 3.3


                           CERTIFICATE OF ELIMINATION
                                       OF
                       CUMULATIVE EXCHANGEABLE REDEEMABLE
                                 PREFERRED STOCK
                                       OF
                          COLLINS & AIKMAN CORPORATION

         Pursuant to Section 151(g) of the Delaware General
         Corporation Law

                  Collins   &  Aikman   Corporation   (the   "Corporation"),   a
corporation   organized  and  existing  under  and  by  virtue  of  the  General
Corporation Law of the State of Delaware, does hereby certify that:

         FIRST:  The Board of  Directors  of the  Corporation  duly  adopted the resolutions set forth below providing for the elimination from the Restated Certificate of Incorporation of the Corporation of all matters set forth in the Certificate of Designation of Rights, Preferences, Privileges and Restrictions (the "Certificate of Designation") relating to the 15 1/2% Cumulative Exchangeable Redeemable Preferred Stock, par value $.01 per share, of the corporation (the "Cumulative Preferred Stock") filed with the Secretary of State of the State of Delaware on April 12, 1989:

                  RESOLVED, that the Board of Directors hereby determines that none of the authorized shares of the Cumulative Preferred Stock are outstanding, and that none of the shares of Cumulative Preferred Stock will be issued subject to the Certificate of Designation; and

                  FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed to make, execute and file with the Secretary of State of the State of Delaware a Certificate of Elimination containing these resolutions for the purpose of eliminating from the Corporation's Restated Certificate of Incorporation all matters set forth in the Certificate of Designation.

         SECOND: the Cumulative Preferred Stock is hereby eliminated from the Restated Certificate of Incorporation of the Corporation.

         IN WITNESS WHEREOF, the undersigned corporation has caused this certificate to be executed by its duly authorized officer this 18th day of September, 1995.

                                                   COLLINS & AIKMAN CORPORATION


                                                    By:/s/ John F. Grossbauer
                                                           Assistant Secretary


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